UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

26 Avenue at Port Imperial, Suite #407, West New York, New Jersey	07093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

26 Avenue at Port Imperial, Suite #108, West New York, New Jersey, 07093
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 13, 2012, deltathree, Inc. (the "Company"), Global Payments Direct, Inc. and International Bancard Corporation ("International Bancard") executed the Card Services Agreement (the "Agreement") pursuant to which International Bancard will provide merchant banking services to the Company. In connection with, and as a condition to, International Bancard's entering into the Agreement, Manna Holdings, LLC ("Manna") executed a Cross Corporate Guarantee in favor of International Bancard pursuant to which Manna guaranteed all payments to be made by the Company to International Bancard under the Agreement.

Manna Holdings is the sole member of D4 Holdings, LLC ("D4 Holdings"). The Company is majority-owned by D4 Holdings. The ultimate ownership of D4 Holdings includes owners of ACN, Inc. Each of Robert Stevanovski, Anthony Cassara and David Stevanovski, members of our Board of Directors, is a principal of D4 Holdings and has an ownership interest in, and a director, officer and/or advisory position with, ACN.   As a result, each of these individuals and D4 Holdings may be deemed to have a direct or indirect interest in the transactions contemplated by the Guarantee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name: Title:	Effi Baruch Chief Executive Officer, President, Vice President of Operations and Technology and Secretary

Dated: July 5, 2012